Exhibit 99.1

Ambow Education Holding Ltd. (NYSE American: AMBO) Launches HybriU AI Adaptive Course Generation Platform

New AI-Native Platform Transforms Institutional Knowledge into Personalized Learning Applications and Verified Mastery

Key Facts At-a-Glance

●	Who: Ambow Education Holding Ltd. (NYSE American: AMBO), through its patented HybriU product suite

●	What: General availability of the HybriU AI Adaptive Course Generation Platform, which transforms any topic, learning objective, or body of institutional knowledge into a personalized learning application for every learner

●	When: Available globally as of July 30, 2026; demonstration requests accepted at www.hybriu.com

●	Where: Delivered worldwide through desktop and mobile web; Ambow is headquartered in Cupertino, California

●	Why: Extends HybriU’s Knowledge Intelligence strategy from knowledge capture into knowledge activation, targeting the global corporate training market projected by Grand View Research to reach $458 billion in 2026

●	How Much: Enterprise pricing and institutional deployment inquiries at ir@ambow.com

●	Platform Context: Third HybriU product launch of 2026, following the HybriU Collaboration Board and HybriU ProjectHub

CUPERTINO, Calif., July 30, 2026 (GLOBE NEWSWIRE) -- Ambow Education Holding Ltd. (“Ambow” or the “Company”) (NYSE American: AMBO), an innovator in AI-powered phygital (physical + digital) intelligence solutions for education, enterprise collaboration, and live events, today announced the general availability of the HybriU AI Adaptive Course Generation Platform.

The platform enables educators, trainers, subject-matter experts, and organizations to automatically transform any topic, learning objective, or body of source material into a personalized learning application for every learner.

The launch represents a further advancement of HybriU’s Knowledge Intelligence strategy. HybriU is designed to connect physical spaces, digital systems, people, workflows, and institutional knowledge through a non-invasive AI intelligence layer. It transforms interactions, content, expertise, and behavioral data into knowledge and intelligence assets that institutions can own, search, govern, reuse, and continuously increase in value.

The HybriU AI Adaptive Course Generation Platform extends this strategy from knowledge capture and preservation into knowledge activation. It allows institutions to convert course materials, professional expertise, operating procedures, training content, and organizational experience into adaptive learning journeys that can be personalized, practiced, measured, and continuously improved.

Rather than simply generating digital content, the platform creates a complete learning application designed around the readiness, pace, progress, and performance of each individual learner.

From Institutional Knowledge to Individual Mastery

Traditional learning platforms primarily organize content, distribute assignments, and measure participation or completion. They generally do not determine whether a learner has understood, retained, applied, and mastered the required knowledge or skills.

According to industry research, approximately 68% of corporate training programs globally are now powered by AI-based learning platforms, yet most existing solutions continue to measure engagement and completion rather than demonstrated capability.

The HybriU AI Adaptive Course Generation Platform is designed to close that gap.

Educators and organizations can enter a topic, define learning goals, and upload supporting materials such as documents, presentations, videos, audio, policies, procedures, manuals, course materials, professional standards, and product information.

The platform then uses AI to generate a complete course structure that may include:

●	Learning objectives and knowledge points;

●	Study materials, explanations, and examples;

●	Pre-assessments and knowledge checks;

●	Practice activities and conversational AI simulations;

●	Review and reinforcement content;

●	Personalized learning pathways;

●	Mastery analytics; and

●	Completion and certification requirements.

Each learner progresses through a continuous closed-loop learning cycle:

Assess → Learn → Practice → Evaluate → Review → Recalibrate

The platform analyzes each learner’s readiness, responses, practice performance, progress, and mastery of individual knowledge points. It then dynamically adjusts the sequence, depth, pace, and format of the learning experience to focus on the areas that require additional reinforcement.

The result is not merely an online course. It is a personalized learning application that continuously adapts to each learner and is designed to produce measurable mastery.

Advancing HybriU’s Knowledge Intelligence Strategy

HybriU is building a broader Phygital Intelligence Infrastructure that connects physical environments, digital systems, AI models, users, workflows, and institutional knowledge.

Its mission is to transform classrooms, meeting rooms, training environments, and event venues from places where information is temporarily exchanged into intelligent nodes that continuously create, preserve, and increase the value of institutional knowledge.

The HybriU AI Adaptive Course Generation Platform expands this mission by enabling a complete Knowledge Intelligence lifecycle:

Capture knowledge → Structure knowledge → Generate learning → Personalize delivery → Practice application → Verify mastery → Improve institutional knowledge

For universities, this may include faculty expertise, course content, classroom discussions, academic program knowledge, and teaching practices.

For enterprises, it may include product knowledge, operating procedures, customer-service practices, sales methodologies, compliance requirements, technical processes, and organizational experience.

For professional and certification organizations, it may include competency standards, technical knowledge, professional scenarios, applied practice, and verified skills assessment.

By connecting course generation, learner behavior, adaptive pathways, AI practice, and mastery evidence, HybriU helps institutions transform fragmented information into governed, reusable, and continuously improving knowledge assets.

Key Platform Capabilities

Personalized Learning Application Generation

Enables educators and organizations to automatically generate a personalized learning application for every learner from a topic or body of institutional knowledge.

AI-Powered Course Generation

Automatically creates course structures, knowledge maps, learning content, assessments, practice activities, review materials, and instructional sequences, while allowing educators and subject-matter experts to review and govern the final course.

Multi-Source Knowledge Transformation

Converts documents, presentations, audio, video, policies, procedures, manuals, and other institutional materials into structured learning experiences.

Adaptive Learning Paths

Continuously adjusts each learner’s sequence based on assessment results, performance, progress, behavioral signals, and demonstrated mastery.

Conversational AI Practice

Allows learners to apply knowledge through text- or voice-based interactions with an AI partner in scenarios such as customer service, sales, leadership, compliance, professional communication, and technical troubleshooting.

Transparent Mastery Measurement

Provides visibility into mastered knowledge, emerging competency, knowledge gaps, areas requiring reinforcement, and readiness for advancement or certification.

Verified Mastery-Based Credentials

Supports certificates and credentials based on demonstrated capability rather than attendance or passive completion.

Continuous Course Improvement

Uses learner performance data to identify misunderstood concepts, weak course content, common errors, and emerging knowledge gaps, enabling courses to improve over time.

Mobile-First Access and Integration

Delivers a responsive desktop and mobile web experience and can operate independently or integrate with existing learning management, student information, human resources, identity, and enterprise knowledge systems.

Broad Institutional Applications

The HybriU AI Adaptive Course Generation Platform is designed for use across:

●	Higher education;

●	Corporate learning and development;

●	Employee onboarding;

●	Professional certification;

●	Sales enablement;

●	Compliance training;

●	Customer-service training;

●	Leadership development;

●	Continuing education;

●	Vocational and technical education;

●	Healthcare education; and

●	Youth and pre-college learning.

An institution may begin with one course, department, or training program and then expand across additional programs, learner populations, knowledge domains, and enterprise-wide Knowledge Intelligence services.

This supports HybriU’s land-and-expand model and creates opportunities for recurring platform subscriptions, AI usage revenue, institutional integrations, and long-term knowledge asset operations.

Together, these applications position the platform across the global corporate training market, which Grand View Research projects will reach $458 billion in 2026, in addition to higher education, professional certification, and continuing education.

Part of a Broader Ambow AI Education Platform

The HybriU AI Adaptive Course Generation Platform is one of several deployments of Ambow’s AI education platform now active across enterprise training, higher education, and youth programming. Ambow’s wholly owned subsidiary, NewSchool of Architecture & Design, integrates AI-augmented design tools and workflows into both its undergraduate curriculum and its youth education programs at its downtown San Diego campus, providing direct evidence of how the underlying HybriU platform scales from adult professional training to next-generation education across disciplines and age groups. Taken together, the Company’s activities demonstrate a coherent AI education strategy: one platform, multiple markets, and a consistent commitment to producing measurable outcomes rather than measured engagement.

Management Commentary

“Personalized learning has been an objective of education and workforce development for decades, but traditional infrastructure has made it difficult to deliver at scale,” said Dr. Jin Huang, Chief Executive Officer and Chair of the Board of Ambow Education Holding Ltd.

“The HybriU AI Adaptive Course Generation Platform changes that equation. It allows an educator, trainer, or organization to transform its knowledge into a personalized learning application for every learner, combining AI-generated course design, adaptive pathways, conversational practice, and verified mastery within one continuous experience.”

“This launch is an important advancement of HybriU’s Knowledge Intelligence strategy,” Dr. Huang continued. “HybriU already helps institutions capture, structure, preserve, and reuse the knowledge generated across classrooms, meetings, training environments, and events. The new platform takes the next step by activating that knowledge and transforming it into individualized learning, applied practice, measurable capability, and continuously improving institutional intelligence.”

“Our goal is not simply to help organizations generate more content. It is to help them transform the knowledge they already possess into an intelligent, reusable, and measurable asset that can improve the performance of every learner.”

“Many organizations continue to struggle to connect training investment with measurable workforce capability,” said James Bartholomew, President of Ambow Education Holding Ltd.

“Most existing platforms are designed to manage content and report completion. The HybriU AI Adaptive Course Generation Platform is designed to build and verify capability. By reducing course-development time, personalizing learning at scale, and providing transparent evidence of mastery, the platform creates a stronger economic and operational model for enterprise training, professional development, and higher education.”

Availability

The HybriU AI Adaptive Course Generation Platform is available globally through desktop and mobile web.

To request a demonstration or discuss institutional deployment, visit www.hybriu.com or contact ir@ambow.com.

About Ambow Education Holding Ltd.

Ambow Education Holding Ltd. (NYSE American: AMBO) is a technology company delivering AI-powered phygital intelligence solutions for education, enterprise collaboration, and live events.

Founded in 2000 and headquartered in Cupertino, California, Ambow has developed the HybriU product suite to connect physical spaces, digital systems, people, workflows, and institutional knowledge through a non-invasive AI intelligence layer.

HybriU enables organizations to transform real-world interactions, instructional content, expertise, decisions, and behavioral data into institutional knowledge and intelligence assets that can be continuously captured, searched, governed, reused, and expanded in value over time. The HybriU AI Adaptive Course Generation Platform further extends this capability by turning institutional knowledge into personalized learning applications and measurable learner mastery.

For more information, visit www.ambow.com and www.hybriu.com.

Follow Ambow on X: @Ambow_Education

Follow Ambow on LinkedIn: Ambow Education Group

Forward-Looking Statements

This press release contains forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “will,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “may,” “could,” “should,” and similar expressions.

These statements include, among other things, statements regarding the anticipated capabilities, applications, adoption, commercialization, market opportunities, customer expansion, and strategic value of the HybriU AI Adaptive Course Generation Platform and the broader HybriU product suite.

Forward-looking statements are based on current expectations, estimates, assumptions, and projections and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Ambow undertakes no obligation to update any forward-looking statement except as required by applicable law.

Investor and Media Contact

Ambow Education Holding Ltd.
Email: ir@ambow.com